Exhibit 10.1

COMMERCIAL LEASE

THIS COMMERCIAL LEASE (“Lease”) is entered into and made as of the 22 day of August, 2013, by and between 4240 International Associates, LLC (operating under Denley Investment and Management Company, a California corporation) with a registered address of 5550 Lyndon B. Johnson Freeway, Suite 300, Dallas, Texas 75240, hereinafter “Landlord,” and Interphase Corporation, a Texas corporation with a current address of 2901 N. Dallas Parkway, Suite 200, Plano, Texas 75093, hereinafter “Tenant.”

WITNESSETH:

Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the “Premises,” to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1.	DESCRIPTION OF THE PREMISES

The Premises are contained within that structure (the “Building”) commonly known as International Tech Center located at 4240 International Parkway, in the city of Carrollton, Texas 75007, and the legal description of which is attached hereto as Exhibit A. Landlord shall demise forty-three thousand three hundred seventy-four (43,374) uninterrupted useable square feet of the portion of the Building identified as Suite 105 to Tenant as the Premises, in accordance with the Space Plan attached hereto as Exhibit B, dated June 3, 2013.

Tenant’s Proportionate Share is 36.6836%, (which is the percentage obtained by dividing the total useable square feet of the Premises by the total rentable square feet of the Building). In no event shall a re-measurement of the Premises result in an increase in Tenant’s Premises size for purposes of the calculation of either Monthly Base Rent or Tenant’s Proportionate Share. For the avoidance of doubt, if Tenant’s Premises expands through demising additional space, Tenant shall only pay rental on, and the Tenant’s Proportionate Share shall be based on, useable rather than rentable square feet.

2.	TERM

(a)     The term of this Lease shall commence on the Commencement Date (as such term is defined below) and shall terminate one hundred thirty-two (132) months thereafter (plus any partial month in which the Commencement Date occurs, if applicable) (the “Term”). The “Commencement Date” shall be March 1, 2014. (b)      Tenant shall have a minimum of sixty (60) days prior access to the Premises without rent or other charges in order to install all furniture, fixtures, telephone/computer equipment, cabling, racking, stocking, and other make-ready work.

COMMERCIAL LEASE

3.     RENT AND OPERATING EXPENSES

(a)     Free Rent. Tenant shall receive twelve (12) months of abated Base Rent (as specified and defined in Paragraph 3(b)). Additionally, the first five (5) months of Operating Expenses/NNN Expenses (as defined herein) shall be abated.

(b)      Monthly Base Rent. Tenant shall pay as rent for the Premises the applicable Monthly Base Rent as follows, based upon a per-square foot calculation:

Period	Rental Rate	Monthly Rent
Months 1-5	$00.00 (abated pursuant to Paragraph 3(a); NNN expenses abated pursuant to Paragraph 3(a)	$0.00
Months 6-17	$10.50 per square foot	$37,952.00
Months 18-19	$00.00 (abated pursuant to Paragraph 3(a)	$0.00
Months 20-31	$10.50 per square foot	$37,952.00
Months 32-33	$00.00 (abated pursuant to Paragraph 3(a)	$0.00
Months 34-45	$10.50 per square foot	$37,952.00
Months 46-47	$00.00 (abated pursuant to Paragraph 3(a)	$0.00
Months 48-59	$11.00 per square foot	$39,759.50
Month 60	$00.00 (abated pursuant to Paragraph 3(a)	$0.00
Months 61-84	$11.00 per square foot	$39,759.50
Months 85-120	$11.50 per square foot	$41,566.75
Months 121-132	$12.00 per square foot	$43,374.00

The Monthly Base Rent shall be payable in monthly installments equal to the applicable Monthly Base Rent shown in this Paragraph 3(b) in advance. The monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter until the Expiration Date. If the Commencement Date is specified to occur or otherwise occurs on a day other than the first day of a calendar month, the Monthly Base Rent for such partial month shall be prorated. If any installment of Rent is not paid when due, Tenant shall pay to Landlord a late charge in an amount equal to 5% of the delinquent Rent, provided that Tenant shall be entitled to a grace period of 5 business days.

(c)     Definitions: For purposes of this Lease, the following definitions shall apply:

(1)

Unless otherwise specifically stated, any charge payable by Tenant under this Lease other than Base Rent is called “Additional Rent”. Additional Rent is to be paid concurrently with and subject to the same terms and conditions of Base Rent. The term “rent” (or “Rent”) whenever used in this Lease means Base Rent, Additional Rent and/or any other monies payable by Tenant under the terms of this Lease. In the event any rent payable under this Lease commences or ends on a day other than the first day of a calendar month, the actual number of days in the prorated month will be used as the basis for the calculation.

COMMERCIAL LEASE

(2)

Operating Expenses. “Operating Expenses” as used herein shall include all direct costs and expenses related to the operation, maintenance, and repair of the Premises, Building, and/or Property, or any part thereof, incurred by Landlord including but not limited to: (1) Property supplies, materials, labor, equipment, and tools; (2) Landlord-incurred Utility and Service Costs (as further described in Section 3(c)(4) below), security, janitorial, and all applicable service and maintenance agreements; (3) Property - related legal, accounting, and consulting fees, costs and expenses; (4) Insurance Premiums for all policies deemed necessary by Landlord and/or its lenders, and all deductible amounts under such policies (as further described in Section 3(c)(5) below); (5) costs and expenses of operating, maintaining, and repairing Common Areas of the Property (including, but not limited to, resurfacing and striping), landscaped areas (including, but not limited to, tree trimming), walkways, building exteriors (including, but not limited to, painting and roof repairs), signs and directories, and elevators and stairways; (6) capital improvements and replacements (as opposed to additions or new improvements) and other nonstructural items located in the Common Areas (including all financing costs and interest charges) which are made to improve the operating efficiency of the Property or required to keep such areas in good condition, but only to the extent of cost savings achieved as a result of such capital improvements or replacements, amortized over the useful lives of such capital improvements or replacements; (7) compensation (including, but not limited to, any payroll taxes, worker’s compensation for employees, and customary employee benefits) of all persons, including independent contractors, who perform duties, or render services on behalf of, or in connection with the Property, or any part thereof, including but not limited to, Property operations, maintenance, repair, and rehabilitation, but excluding any compensation included as part of or subsumed in property management fees; (8) Property management fees, which shall not exceed four percent (4%) of the rent collected for the Building; (9) Real Property Taxes (as further described in Section 3(c)(3) below), provided, however, Landlord agrees that no cost or expense shall be charged more than once. All Operating Expenses other than Real Property Taxes, Utility and Service Costs, and Insurance Premiums, are herein referred to as “Common Area Expenses”, or “CAM”.

The foregoing provisions are for definitional purposes and shall not impose any obligation upon Landlord to incur such expenses, nor limit other Operating Expenses that Landlord may incur for the Property. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Operating Expenses. Operating Expenses shall, however, exclude the following items: costs (1) for capital improvements made to the Project, other than capital improvements described in Section 3(c)(2)(6) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance made necessary by fire or other casualty, or paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions or marketing or promotional expenses; (6) for legal expenses, other than those incurred for the general benefit of the Building’s tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord’s expense; (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (11) repairs or replacements necessitated by Landlord’s gross negligence or willful misconduct; (12) amounts reimbursed to Landlord pursuant to any warranty or by Tenant or any other tenant or third party; (13) reserves for future expenses; (14) late charges or penalties incurred as a result of Landlord’s failure to pay any bills or charges when due; (15) general overhead of Landlord (not including any goods or services used or provided directly for the benefit of the Project); (16) amounts incurred to remediate any hazardous substances as defined by applicable environmental law unless caused in whole or in part by Tenant, its officers, employees, agents, contractors or customers; (17) for rent or other payment due under any ground lease for any or all the Land; (18) any expense to the extent Landlord actually receives or is entitled to reimbursement from insurance, condemnation awards, or any other source; and (19) costs or expenses related to Landlord’s cleaning, removal, remediation or compliance required due to the existence of any hazardous materials in, on or affecting the Building, but limited to items not directly or indirectly caused by Tenant.

COMMERCIAL LEASE

(3)

“Real Property Taxes” as used herein shall include any fee, license, tax, late fee, levy, charge, assessment, , or surcharge (hereinafter individually and/or collectively referred to as “Tax”) imposed by any authority (including, but not limited to, any federal, state, county, or local government, or any school, agricultural, lighting, drainage, or other improvement district, or public or private association) having the direct or indirect power to tax and where such Tax is imposed against the Building, or any part thereof, or Landlord in connection with its specific ownership or operation of the Building, including but not limited to: (1) any Tax on Landlord’s right to receive, or the receipt of, rent or income from the Building, or any part thereof, or Tax against Landlord’s business of leasing the Building; (2) any Tax by any authority for services or maintenance provided to the Building, or any part thereof, including, but not limited to, fire protection, streets, sidewalks, and utilities; (3) any Tax on real estate or personal property levied with respect to the Building, or any part thereof, and any fixtures and equipment and other property of Landlord or the Building used in connection with the operation, maintenance or repair of the Building; (4) any Tax based upon a reassessment of the Building, and, (5) any Tax replacing, substituting for, or in addition to any Tax previously included with this definition. Real Property Taxes do not include: (1) Landlord’s federal or state income, franchise, inheritance, or estate taxes; or (2) Tenant’s personal property taxes (taxes charged against Tenant’s trade fixtures, furnishings, equipment, or other personal property) which are the sole responsibility of Tenant, and shall be billed directly to, and paid in a timely manner by Tenant.

(4)

“Utility and Service Costs” as used herein shall include all Landlord incurred utility and service costs and expenses provided to the Building, including, but not limited to, water, electricity, gas, lighting, steam sewer, waste disposal.

(5)

“Insurance Premiums” as used herein shall include all insurance premiums for all policies reasonably deemed necessary by Landlord and/or its lenders, for the operation of the Building, including, but not limited to, worker’s compensation, liability, commercial general liability, automobile, casualty insurance with extended coverage, riders under or attached to such policies, and the deductibles, fees and other charges and costs associated with the maintenance of the insurance for the Building carried by Landlord hereunder.

(6)

Expense Comparison Year. The Base Year for calculating Operating Expenses shall be the calendar year 2014. Throughout the Term, Tenant will pay as Additional Rent its Proportionate Share of Operating Expenses, which will be equal to each calendar year’s total Operating Expenses multiplied by Tenant’s Proportionate Share, based on 95% occupancy. In the event Tenant is only responsible for a portion of a given calendar year, Tenant’s Proportionate Share will be based on the actual number of elapsed applicable days.

(d) Payment. Tenant’s Proportionate Share of Operating Expenses shall be determined and paid as follows:

(1)

This Lease is a Triple Net (“NNN”) Lease and Tenant is responsible for payment of all Real Property Taxes, Insurance Premiums, and Common Area Expenses. Tenant is further responsible for contracting and paying all Utility and Service Costs, including telephone/data and security of the Premises. Landlord shall be responsible for all expenses related to roof replacement, foundation of the Building, and structural soundness of the Building’s exterior walls and other Building support structures, columns, and trusses.

COMMERCIAL LEASE

(2)

Tenant’s Operating Expense estimates: Operating Expenses shall be calculated on a calendar year basis. On or about April 1st of each calendar year, Landlord will provide Tenant with a statement of: (1) Tenant’s annual share of estimated Operating Expenses for the then current calendar year; (2) Tenant’s new monthly Operating Expense estimate for the then current year; and, (3) Tenant’s retroactive estimate correction billing (for the period of January 1st through the date immediately prior to the commencement date of Tenant’s new monthly Operating Expense estimate) for the difference between Tenant’s new and previously billed monthly Operating Expense estimates for the then current year.

Annual estimated share: Tenant’s annual share of estimated Operating Expenses for the then current calendar year shall be determined by multiplying Landlord’s estimated total Operating Expenses for the then current calendar year by Tenant’s Proportionate Share.

Monthly Operating Expense estimate: Tenant’s new monthly Operating Expense estimate for the then current calendar year shall be calculated by dividing Tenant’s annual share of estimated Operating Expenses, as determined above, by 12.

Retroactive estimate correction: Tenant’s share of the change in Operating Expense estimates retroactive to January 1st of each year shall be determined as follows: For the then current calendar year, the total of Tenant monthly Operating Expense estimates billed prior to the commencement of Tenant’s new monthly Operating Expense estimate shall be subtracted from Tenant’s new monthly Operating Expense estimate multiplied by the number of elapsed months within the same period.

Actual NNN lease expenses for the Premises for 2012 are $3.69 per square foot, and estimated 2013 NNN lease expenses for the Premises are estimated to be, on a per-square foot basis: CAM - $1.26; Insurance - $0.51; Taxes - $1.96; for a total of $3.73 per square foot.

Tenant’s share of actual annual Operating Expenses: On or about April 1st of each year, Landlord will provide Tenant with a statement, with all supporting documentation reasonably requested by Tenant, reflecting the total Operating Expenses for the calendar year just ended – including an itemized Operating Expenses report by category with calculation methodology for the 95% occupancy gross-up and Tenant’s Proportionate Share. If the total of Tenant’s Operating Expense estimates billed for the calendar year just ended are less than Tenant’s Proportionate Share of the actual Operating Expenses for the calendar year just ended, the statement will indicate the payment amount and date due, which in no event shall be less than 60 days following the date that Landlord delivers such statement. If Tenant has paid more than its Proportionate Share of Operating Expenses for the preceding calendar year, Landlord, at Tenant’s option, either shall promptly remit to Tenant or credit to Tenant the overpayment towards Tenant’s future Operating Expense obligations. If Landlord fails to provide Tenant with an Operating Expense statement by April 1st of any calendar year, or elects not to bill Tenant its share of actual Operating Expenses, and/or Operating Expenses estimate(s), or estimate increase(s) for any period of time, Landlord’s right to bill and collect these charges from Tenant at a later time is not waived, however Landlord shall provide such statements and invoices for such Operating Expenses no later than July 31st of any calendar year. If Landlord provides such statements after July 31st of any calendar year, Landlord shall still provide credit to Tenant for any overpayments of estimated expenses for the previous calendar year ended, however Landlord shall not be permitted to charge Tenant for any underpayment of Operating Expenses for the previous calendar year ended. Landlord reserves the right to separately compute and separately adjust credits and reimbursements for Real Property Taxes, Insurance, and other Operating Expenses.

COMMERCIAL LEASE

Limitation. Tenant shall not be liable for any annual escalation in Operating Expenses over the prior year greater than five percent (5%) per annum (on a non-cumulative basis) during any calendar year throughout the Primary Lease Term. Such escalation cap shall be limited to Landlord’s controllable expenses (excluding taxes, insurance and utilities). Tenant and Landlord shall use the 2014 expenses as a Base Year to determine Tenant’s Operating Expenses Cap going forward.

(e)     Rent. Under this Lease, monthly Operating Expense estimates, retroactive estimate corrections, and Tenant’s share of actual annual Operating Expenses are considered Additional Rent. Monthly Operating Expense estimates are due on the 1st of each month and shall commence in the month specified by Landlord. Tenant’s retroactive estimate correction and actual annual Operating Expense charges, if any, shall be due, in full, on the date(s) specified by Landlord provided Tenant is provided a minimum of thirty (30) days to pay from receipt of invoice or statement.

(f)     Tax Protests. Tenant hereby assigns to Landlord any rights it may have in connection with the determination of the taxable value of the Building, including, without limitation, any rights Tenant may have to receive notice of any appraisal or reappraisal of the value of the Building or to protest the value of the Building pursuant to Section 41.413 of the Texas Property Tax Code. In the event Landlord protests successfully the determination of the taxable value of the Building before the applicable appraisal board, Landlord shall promptly remit or credit to Tenant Tenant’s Proportionate Share of any such protest award towards Tenant’s future Operating Expense obligations.

(g)     Audit. In the event Tenant wishes to audit any Operating Expense charge, such an audit shall be limited to an audit of the current year shown in the annual statement. Any audit shall be conducted at a time and location mutually agreed by Landlord and Tenant, pursuant to a written request of Tenant made within ninety (90) days after receipt of the statement. Any such audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available and must be completed within ninety (90) days after commencement. Any audit shall be conducted only by Tenant or Tenant’s representatives – including an auditor of Tenant’s choice. Tenant shall maintain as strictly confidential and shall cause its auditor to execute in favor of Landlord a confidentiality agreement (in form prepared by Landlord and reasonably agreeable to such auditor) regarding all financial information audited, the results of any such audit, and the resolution of any disputed issues arising in connection with such audit. Should such audit reveal that Landlord has overestimated Operating Expenses by more than three percent (3%) of Landlord’s final annual statement, then Landlord shall pay for the cost of such audit and Landlord shall reimburse Tenant for any overpayment. If Landlord disputes the results of such audit, then Landlord and Tenant shall jointly appoint, within twenty (20) days of Tenant’s receipt of Landlord’s written disagreement, a reputable and qualified independent certified public accountant to conduct an independent audit (the “Independent Audit”). If the Independent Audit confirms Landlord’s original calculations, the costs of such audit shall be shared equally by the parties, and the results of which shall be binding upon the parties. In no event will this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding or adjustment of Operating Expenses.

(h)     Intentionally omitted.

(i)     Base Year Expense Report. Landlord shall provide Tenant an itemized 2014 Base Year Operating Expense report by category with calculation methodology for the 95% occupancy gross-up and Tenant’s Proportionate Share. This report shall provide the baseline for any future expense evaluation.

(j)     Accounting. Landlord shall provide a consistent Operating Expense accounting method from year to year.

COMMERCIAL LEASE

4.     SECURITY DEPOSIT

Tenant shall pay Landlord the Security Deposit upon execution of this Lease by Tenant in an amount equivalent to the Base Rental of the last month of this Lease, $43,374.00, as defined in Paragraph 3. The Security Deposit shall be held by Landlord for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure of Landlord’s damages in case of default by Tenant; it may be commingled with Landlord’s general funds, is not held in trust for Tenant, and does not bear interest. Upon the occurrence of any event of default (defined in Section 18) by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of Rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within a reasonable period of time following termination of this Lease, not to exceed ninety (90) days following such termination. If any portion of the Security Deposit is so used or applied, Tenant shall within ten (10) business days after demand, pay Landlord by cash or cashier’s check an amount sufficient to restore the Security Deposit to its original amount.

5.     TENANT IMPROVEMENTS AND ACCEPTANCE OF THE PREMISES.

(a)      Tenant Improvement Allowance: Tenant shall have a $14.00 per useable square foot Tenant Improvement Allowance which in the aggregate is $607,236 based on 43,374 useable square feet. Tenant shall have the availability of an additional $1.50 per useable square foot Contingency Tenant Improvement Allowance provided by Landlord for Tenant to draw against for Tenant’s use which shall be amortized at eight (8%) percent annualized interest rate over the term of the Lease and added to the monthly payment Tenant remits to Landlord. Together the Tenant Improvement Allowance and the Contingency Tenant Improvement Allowance shall be the “Tenant Improvement Allowances”. In addition to the above Tenant Improvement Allowances, Landlord shall be responsible for constructing the Demising Wall for the Premises. Such demising wall shall be in accordance with the Space Plan dated June 3, 2013, attached hereto as Exhibit B. The Demising Wall shall be a minimum one-hour rated fire wall from floor to ceiling deck. All construction shall be in accordance with all local and state codes and ordinances.

(b)     In addition to typical hard and soft construction costs, the Tenant Improvement Allowances shall be used interchangeably at Tenant’s discretion for construction/refurbishment of the Premises and Tenant’s occupancy needs and transaction costs therein including:

i. Purchase and installation of telephony/computer equipment, and related cabling;

ii. Move related expenses;

iii. Security systems, communication equipment, permit fees, power upgrades, or any other necessary improvements or equipment needed for Tenant’s functional occupancy;

iv. Consulting fees for technology, lighting, acoustical, etc.;

v. Legal Fees; and

vi. Furniture, Fixtures, and Equipment.

(c)      Tenant shall use its own project/construction management firm and Landlord shall not charge any supervisory or management fee associated with the construction of the Tenant Improvements, however, Landlord reserves the right to approve and monitor all contractors and/or agents associated with the planning and construction of Tenant Improvements, including, but not limited to insurance compliance, at its own expense.

(d)      Tenant has engaged Howard Templin of Collier International as its own project/construction manager (“Project Manager”) and can use up to five (5%) percent of the Tenant Improvement Allowances to fund Tenant’s project management services.

COMMERCIAL LEASE

(e)      Tenant’s Project Manager will competitively bid all Tenant Improvement work with mutually acceptable general contractors, and will select a qualified general contractor at Tenant’s reasonable discretion.

(f)      Any unused portion of the Tenant Improvement Allowances may be used by Tenant for further improvements and/or repairs to the Premises and/or repair and/or replacement of mechanical systems servicing the Premises during the first seven (7) years of the Term.

(g)     There shall be no charge to Tenant for electricity, utilities, HVAC, or other charges during Tenant’s construction and move in period prior to the Commencement Date of the Lease.

(h)     Tenant shall deliver to Landlord a CAD drawing of the finished space plan as completed at the time of the issuance of the Certificate of Occupancy. In the event of any structural alternations, additions or improvements completed during any Lease Term, Tenant is to provide Landlord with an updated CAD drawing.

(i)     Tenant is to provide Landlord a copy of the Certificate of Occupancy upon delivery.

6.     DELIVERY OF PREMISES.

(a)     Landlord Delivery of the Building. Landlord shall be responsible for delivering the Building in good workmanlike condition, including but not limited to; foundation, roof, structural walls and supports, mechanical systems, HVAC systems, plumbing and sewer systems, electrical systems, life safety systems, restrooms, exterior windows and doors, parking structures/lots, driveways, common areas, and other areas outside the Building.

(b)     Landlord Delivery of the Premises (Base Building Conditions). Landlord shall be responsible for delivering the existing Premises in good workmanlike condition, including but not limited to; floor, ceiling grid-tiles, light fixtures, structural walls and supports, mechanical systems, HVAC systems, plumbing and sewer systems, electrical systems, life safety systems, restrooms, fixtures, exterior windows and doors. Tenant’s TI Allowance shall not be used to repair Landlord’s Base Building Conditions. All systems within the Premises shall be delivered in working condition; however, Tenant accepts the Premises in “as is” condition relative to location, distribution and code compliance of all systems in place prior to construction.

(c)     Demising of the Premises. Per the Tenant Improvement Section (Paragraph 5(a)), Landlord shall be responsible for constructing the Demising Wall for the Premises. Such demising wall shall be in accordance with the attached Space Plan dated June 3, 2013. The Demising Wall shall be a minimum one-hour rated fire wall from floor to ceiling deck. All construction shall be in accordance with all local and state codes and ordinances.

(d)     Intentionally omitted.

COMMERCIAL LEASE

(e)     Base Building Plans / As-Built Drawings. Landlord shall be responsible for providing CAD drawings of the current As-Built condition of the Premises and the current Base Building condition at Landlord’s sole cost and expense.

(f)     Americans with Disabilities Act (ADA) / Texas Accessibility Standards (TAS) / Code Compliance. Landlord shall be responsible for ADA and TAS Compliance for the Building and Property. Compliance for the Premises shall be a component of the improvements to the Premises and shall be the responsibility of the contracting party for the construction process. All costs associated with ADA and TAS compliance for Tenant Improvement projects shall be included in the Tenant Improvement Allowance.

(g)     Hazardous Materials. Landlord shall warrant, to the knowledge of Landlord and except to the extent Tenant or any Tenant Parties as defined in the Lease cause any violation, that the Building and Premises are free of asbestos and other hazardous and/or toxic materials and shall indemnify Tenant against any violation of such warranty.

7.     USE OF THE PREMISES

(a)     Specific Use. The Premises shall be occupied and used exclusively for general office, administrative, storage, shipping, electronics assembly and light manufacturing, and other lawful purposes consistent with similar types of tenant users in flex buildings, and shall not be used for any other purpose (the “Permitted Use”).

(b)     Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

(i)     Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof (normal wear and tear excepted) and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

(ii)     Tenant shall not commit, nor allow to be committed, in, on or about the Premises, Project or the Building and appurtenant areas, any act of waste, including any act which might deface, damage or destroy the Premises, Project or the Building or appurtenant areas, or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noises or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord’s opinion, disturb or tend to disturb other tenants occupying leased space in the Building or Project. For the avoidance of doubt, both parties agree that Tenant’s current manufacturing assembly operations do not constitute objectionable or offensive noises or odors.

COMMERCIAL LEASE

(iii)     Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

(iv)     Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s opinion, invalidate any policy of insurance now or hereafter carried on the Building or Project or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged during the Term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant. For the avoidance of doubt, Landlord agrees that Tenant’s intended use of the Premises for manufacturing assembly is in compliance with this covenant and does not invalidate any of Landlord’s insurance policies or increase the rate of premiums payable thereon.

(v)     Tenant shall not in any manner use, maintain or allow the use or maintenance of the Premises in violation of any law, ordinance, statute, regulation, rule or order (collectively “Laws”) of any governmental authority, including, but not limited to, Laws governing zoning, health, safety (including fire safety), occupational hazards, and pollution and environmental control. Tenant shall not use, maintain or allow the use or maintenance of the Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover hazardous, toxic or infectious waste nor shall Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious waste on or about the Premises. Hazardous Materials shall be deemed not to include materials customarily used by office building tenants in typical office quantities and manufacturing assembly tenants in typical manufacturing assembly quantities that do not violate legal requirements regarding health, safety or the environment. As used herein, “Hazardous Materials” shall mean any substances, materials or wastes subject to regulation by law from time to time in effect concerning hazardous, toxic or radioactive materials, including without limitation any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or in serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include, without limitation, hazardous substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; and any other applicable federal, state or local Laws. Tenant shall immediately notify Landlord of the presence or suspected presence of any Hazardous Materials on or about the Premises and shall deliver to Landlord any notice received by Tenant relating thereto.

Landlord and its agents shall have the right, but not the duty, to inspect the Premises and conduct tests thereon at any time to determine whether or the extent to which there is Hazardous Materials on the Premises. Landlord shall have the right to immediately enter upon the Premises to remedy any contamination found thereon. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss or damage to Tenant’s property or business caused thereby. If any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement arose in whole or in part because of Tenant’s use of the Premises. Tenant shall execute affidavits, representations and the like from time to time, at Landlord’s request, concerning Tenant’s knowledge and belief regarding the presence of any Hazardous Materials on the Premises or Tenant’s intent to store or use toxic materials on the Premises. The covenants and obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease.

COMMERCIAL LEASE

Landlord shall be responsible, at its cost, and not as an Operating Cost, to maintain the Building and common areas free from Hazardous Materials, and shall not otherwise, in any manner, possess or allow the possession of any Hazardous Materials on or about the Building, and shall keep the Building free of all Hazardous Materials (as defined below) and indemnifies Tenant from all loss, liability, damage and expense arising from the presence of Hazardous Materials, except to the extent placed in the Building by Tenant or Tenant’s representatives, agents, employees or contractors.

(c)     Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant’s sole cost and expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own use of the Premises or negligence. Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. 12181 et seq. and its regulations with respect to all aspects of exterior and common areas (e.g. sidewalks, lobby, elevators and parking areas) of the Building. Landlord represents that the Building and Landlord’s operation of the Building is in compliance with all applicable governmental statutes, laws, rules, regulations, codes and ordinances (collectively, “Laws”), and that Landlord shall be responsible for continued compliance with all laws during the Term, except to the extent that Tenant’s use of the Premises causes the Premises not to be in compliance with any Laws.

(d)     Compliance with Zoning. Tenant knows the character of its operation in the Premises and that applicable zoning ordinances and regulations are of public record. Tenant shall have sole responsibility for its compliance therewith, and Tenant’s inability to so comply shall not be cause for Tenant to terminate this Lease.

(e)     Definition of Tenant. For purposes of the Lease, including, but not limited to this Paragraph 7 of the Lease, in each instance where Tenant is required to comply with (i) any rules, ordinances, laws or regulations of the municipality, state or federal government and/or (ii) any term, condition or covenant of the Lease and the Rules and Regulations, the defined term “Tenant” shall be deemed to include Tenant’s officers, directors, employees, agents and invitees.

COMMERCIAL LEASE

8.     UTILITIES AND OTHER BUILDING SERVICES

(a)     Building Operation and Landlord Services. Landlord shall be responsible for the good workmanlike repair, maintenance, and replacement costs of the Building and systems connecting to the Premises, including but not limited to; any construction defects, foundation, roof, structural walls and supports, mechanical systems (excluding rooftop HVAC units), plumbing and sewer systems, electrical systems, life safety systems, exterior windows and doors, parking structures/lots, driveways, common areas, and other areas outside the Building.

     (b)     Utilities. (1)     Landlord shall be responsible for providing Essential Building Services such as: electricity, gas, water, etc. without interruption. If the essential Building Services are interrupted, Tenant shall give Landlord notice and Landlord shall have twenty-four (24) hours from the time of such notice to restore such essential Building Service(s). If Landlord does not restore such Service(s) within 24 hours, then Tenant shall abate a daily amount of Base Rent from the date of notice until such time as the Service(s) is restored to the reasonable satisfaction of Tenant. If it is beyond the Landlord’s reasonable control to restore such Service(s) within 24 hours, then Landlord shall immediately commence the cure and will have up to five (5) business days to restore such Service(s). If after 5 business days the Service(s) are not restored, then Tenant shall abate a daily amount of Base Rent retroactive to the date of notice and everyday thereafter until such time as the Service(s) is restored to the reasonable satisfaction of Tenant. For Non-Essential Building Services repairs, Tenant shall give Landlord notice and Landlord shall commence the repair unto completion within ten (10) days from the date of notice. If it is not within the Landlord’s reasonable control to make such repair within the ten (10) days period, then Landlord shall immediately commence such repair with all commercially reasonable efforts and shall diligently pursue unto completion. If such repair extends longer than thirty (30) days, then Tenant shall receive a daily abatement of Base Rent beginning the thirty first (31st) day following Landlord’s receipt of notice until such repair is completed to the reasonable satisfaction of Tenant.

(2)     Tenant shall be responsible for payment of all utilities to the Premises. Without limiting the foregoing, Tenant shall heat the Premises as necessary to prevent any freeze damage to the Premises or any portion thereof. Tenant shall directly pay for all utilities used on the Premises which are separately metered, and reimburse Landlord for sub-metered utilities (if any) together with any maintenance charges for utilities prior to delinquency, for all water, gas, heat, electricity telephone, sewage, air conditioning, and ventilating, janitorial and other materials and services which may be furnished to or used in or about the Premises during the Term of this Lease. The cost of any utilities which are not separately metered or sub-metered to the Premises shall be an Operating Expense and charged to Tenant in accordance with Paragraph 3. Tenant’s use of electric current shall at no time exceed the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord shall be responsible for interruptions in utility services as described in Paragraph 8(b)(1) only, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, any interruption failure of utilities or other services to the Premises outside the control of Landlord and shall not be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein, and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or in default hereunder, as a result of any such interruption or failure outside the control of Landlord.

COMMERCIAL LEASE

(3)     It is expressly acknowledged that the responsibilities of Landlord with respect to maintenance and repair of all utilities in the Building are not applicable to damages or interruptions of service caused by Tenant, including but not limited to the overloading of electrical panels resulting from Tenant’s use of heavy equipment or other high-capacity electrical equipment. Such damages are exclusively the responsibility of Tenant with respect to repairs and interruption of service, and such damages shall not constitute an interruption of service on the part of Landlord as described in this Paragraph 8. In such event, Tenant shall be responsible for all costs related to repairs and shall not be eligible for a proration or reduction in rent as a result of same.

(c)     Services. Except as expressly set forth in this Lease, Landlord is not required to make any improvements, replacements or repairs of any kind or character to the Premises during the Term. Landlord, at its sole cost and expense, shall maintain in a good state of repair the structural components of the roof, foundation and exterior walls (excluding glass windows and doors, however, Landlord shall be responsible for damage due to latent defects) and all structural portions of the Premises. Landlord shall, as an Additional Expense, maintain and repair non-structural portions of the Project and all Building Systems (excluding the Premises and Tenant’s Work). Landlord shall also perform maintenance and repairs on the Common Areas to keep the Common Areas clean and in a good state of repair. Landlord shall have a reasonable time within which to perform such repairs or maintenance as stated in Paragraph 8(b)(1) except in the case of emergencies that prevent Tenant from using the Premises which shall accelerate Landlord’s response time. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord pursuant to Paragraph 23(c). However, Notices sent via the normal property management operating procedures established by the Landlord for the reporting of service and maintenance issues at the Building shall be considered proper notice for purposes of Paragraph 8(b)(1). After its receipt of written notice from Tenant, Landlord shall perform the required maintenance or repairs within a reasonable time thereafter as stated in Paragraph 8(b)(1). Landlord will maintain all parking and service areas in a good state of repair as required by normal wear and tear.

(d)      Tenant shall maintain at its sole cost and expense, in a clean and sanitary condition (including necessary janitorial services) and in a good state of repair the interior of the Premises, including Tenant’s Work, interior doors, floors, ceilings, interior walls and the interior surface of exterior walls, all fixtures, equipment owned by Landlord and its agents. Except for repairs caused by the negligent acts or omissions of Landlord and its agents, Tenant shall be responsible for all maintenance, repair and replacement of heating and air conditioning system and plumbing pertaining to the Premises.

COMMERCIAL LEASE

(e)     Telecommunications. (1) Tenant shall have the right to install telecommunications equipment and related appurtenances and cabling for communication purposes on the roof and through Building conduit at no expense and no rental costs. Tenant shall have access throughout the Term and any Renewal Term(s) to repair and replace such equipment as necessary. Such equipment shall be the property of Tenant, and installation and removal of such equipment shall be at Tenant’s expense and shall be coordinated with Landlord and/or Landlord’s engineer. If Tenant is receiving income from such equipment or appurtenances, such income shall be split in equal parts with Landlord.

(2)     Tenant shall have the right to select its own telecom provider and/or fiber optic providers at Tenant’s cost during the Term and any Renewal Term(s). There shall be no fee or rental charge from Landlord to Tenant or to Tenant’s selected telecom and/or fiber optic provider for entry into the Building.

(3)      Tenant shall have the right at Tenant’s sole cost and expense to install cable television, or to install satellite television on the roof of the Building and bring the line into the Building and Premises at no fee or rental charge by Landlord throughout the Term and any Renewal Term(s). Should Tenant choose to install cable or satellite television, a certificate of insurance from Tenant’s vendor shall be provided to Landlord prior to the commencement of installation. Tenant expressly agrees that any such installation shall not penetrate the roof of the Building, and that if penetration is required Landlord must expressly give its approval.

(f)     HVAC. (1) Landlord shall be responsible for delivering all HVAC units servicing the Premises in good workmanlike condition. All HVAC units shall be assessed for replacement by a certified HVAC company reasonably acceptable to both Landlord and Tenant. Based on the recommendations of such report, Landlord shall replace any HVAC unit in need of replacement prior to Tenant occupancy. Tenant shall also be a beneficiary of any HVAC warranties.

(2)      Tenant shall maintain a semiannual HVAC maintenance contract during the lease term and provide a copy of the agreement to the Landlord within three (3) months of the Commencement Date. Tenant expressly agrees that any failure of the HVAC system during the Term is the sole responsibility of Tenant for repair and, if necessary, replacement.

(3)      Tenant shall have the right to locate a back-up generator and supplemental air condensers or HVAC units on the Building property (roof) and gain access into the Building with no fee or rental costs, subject to Landlord’s reasonable approval of location. Tenant expressly agrees that any such installation shall not penetrate the roof of the Building, and that if penetration is required Landlord must expressly give its approval.

(g)    Landlord’s Right if Tenant Fails to Perform: Tenant’s Rights if Landlord Fails to Perform. (1) In the event Tenant fails to maintain the Premises pursuant to the above provisions, and such failure continues for a period of thirty (30) days after Landlord’s written notice of such failure is received by Tenant (or such longer period as is reasonably necessary under the circumstances if such maintenance cannot reasonably be performed within thirty (30) days), then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work, unless caused by landlord’s gross negligence or misconduct.

COMMERCIAL LEASE

(2)      In the event Landlord fails to perform any of Landlord’s maintenance and repair obligations under this Lease, and such failure continues for a period longer than the response times outlined in Paragraph 8(b)(1) after Tenant’s written notice of such failure is received by Landlord (or such longer period as is reasonably necessary under the circumstances if such maintenance cannot reasonably be performed in accordance with the timeframes outlined in Paragraph 8(b)(1), the Tenant shall have the right to perform such maintenance and repair. Landlord shall pay exact amount so expended by Tenant promptly after demand provided Tenant provides supported documentation, and if Landlord fails to repay such amounts after 60 days, then Tenant may deduct such amounts from the next sums owing to Landlord.

(3)      If maintenance or repair to be performed by Landlord under this Lease is required as a result of an emergency which materially interferes with Tenant’s use of the Premises and Tenant is unable, despite good faith effort, to contact Landlord or Landlord’s Property Manager, then Tenant may proceed with such repair on an emergency basis, and Landlord will reimburse Tenant the reasonable cost of Tenant’s emergency repair.

(h)      Condition at End of Term. Upon the termination of this Lease or upon the expiration of the term of this Lease, Tenant shall surrender the Premises in good repair and condition, alterations approved by Landlord, normal wear and tear, damage by earthquake or act of God or the elements alone excepted. Tenant’s duties hereunder shall include the duty to clean the Premises and to deliver the current keys to Landlord. Failure to do so shall constitute a failure to perform under this Paragraph 8.

(i)     Parking. Tenant requires, and Landlord acknowledges, a minimum of 3:1000 useable square foot parking ratio. Tenant, at Tenant’s sole cost, may construct carports as approved in writing by Landlord and in a location approved by Landlord. Any carports or other parking structures shall also be in compliance with all city ordinances and codes, deed restrictions and any by-laws of any owners’ associations if appropriate. Any carports installed by Tenant shall immediately become the property of Landlord.

(i)     Access. Subject to any Building rules and regulations, necessary repairs and maintenance, and any events beyond Landlord’s reasonable control which would prevent access, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

9.         SIGNS

Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Premises, or Building visible from outside the Premises, except for such tenant identification information, as reasonably approved by Landlord, on the tenant access doors to the Premises. The foregoing notwithstanding, Tenant shall be entitled, to place signage on the Building, subject to Landlord’s reasonable approval of design, color, materials, and size.  Building sign locations shall face International Parkway/Midway Road/Hebron Parkway, and placement of graphics on Monument signs will be subject to the mutual agreement of Landlord and Tenant. Notwithstanding the preceding to the contrary, Tenant shall have the right to exterior Building signage mounted on the Building parapet facing Park Blvd/Hebron Parkway at Tenant’s sole expense, the exact location to be determined by Landlord.  Tenant must select Building and Monument signage style and location within one hundred twenty (120) days of occupancy.  All costs of the design, construction, permitting and installation of the Building and Monument sign shall be paid by Tenant. Landlord shall cooperate with Tenant and assist Tenant in obtaining all permits, licenses and other approvals required from all Governmental Authorities in connection with the installation of the Building and Monument sign.  The Building and Monument Sign shall be removed by Tenant at the expiration or earlier termination of the Lease, and Tenant shall repair all damage caused by such removal at Tenant’s sole cost and expense.

COMMERCIAL LEASE

10.	REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

(a)     Tenant shall, at its own expense, keep and maintain the Premises, but not Building Systems serving the Premises and subject to Section 9 hereof, in good order, condition and repair at all times during the Term, and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, under the supervision and subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and within any reasonable period of time specified by Landlord. If Tenant fails to do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the actual, verified and receipted cost to Landlord thereof, forthwith upon being billed for same.

(b)     Alterations or Improvements. Except for alterations, additions or improvements that (i) cost less than $25,000.00 in the aggregate, (ii) are non-structural in nature, (iii) do not require a building permit and (iv) do not adversely affect the Building Systems, Tenant shall not make, nor permit to be made, alterations or improvements to the Premises, unless Tenant obtains the prior written consent of Landlord thereto which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord permits Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers reasonably necessary or desirable, including without limitation the provision by Tenant to Landlord with security for the payment of all costs to be incurred in connection with such work, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work and the posting and re-posting of notices of Landlord’s non-responsibility for mechanics’ liens. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall release or cause to be bonded off any mechanics’ liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures (including any of Tenant’s manufacturing equipment), shall, at Landlord’s election, either (i) become a part of the realty and the property of Landlord and shall not be removed by Tenant, or, (ii) upon thirty (30) days prior written notice to Tenant, be removed by Tenant upon the expiration or sooner termination hereof and any damage caused thereby repaired at Tenant’s cost and expense. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant’s expense.

COMMERCIAL LEASE

(c)     Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and at the request of Landlord shall, be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant’s expense.

(d)     Reserved Rights. Landlord reserves the right to decorate and to make, at any time or times, repairs, alterations, additions and improvements, structural or otherwise, in or to the Project or Building or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Project or Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant’s request.

11.     FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

(a)     Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within thirty (30) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair or replace the damage caused by such Casualty.

(b)     Casualty - Tenant’s Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred twenty (120) days after the date of casualty, then Tenant may terminate this Lease. Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a proportionate basis from the date of damage until termination. Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Tenant does not elect to terminate this Lease, then (subject to Landlord’s rights under Paragraph 11(c)), Landlord shall repair the Building or the Premises, as the case may be, as provided below. Upon the occurrence of a Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a proportionate basis from the date of damage until the completion of the repair or until such termination.

COMMERCIAL LEASE

(c)     Landlord’s Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent hereunder shall be abated as of the date of the Casualty.

(d)     Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within ninety (90) days after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord’s obligation to repair or restore the Building or Premises shall be limited to the extent of Landlord’s deductible amount, plus the insurance proceeds actually received by Landlord for the Casualty in question.

(e)     Casualty Insurance. Landlord shall be responsible for insuring and shall, at all times during the Term, carry as an Operating Expense of the Building a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (“all risk” insurance provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. Tenant shall, at all times during the Term, carry at its own expense “all risk” property insurance covering the full value of plate glass, its personal property, leasehold improvements and trade fixtures installed by or paid for by Tenant, or any additional improvements which Tenant may construct on the Premises. All such insurance requirements must be reasonably satisfactory to Landlord. Tenant shall furnish Landlord with certificates of insurance evidencing that such coverages are in full force and effect.

(f)     Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Building or personal property within the Building, by reason of fire or other casualty which are covered by “all risks” property insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

COMMERCIAL LEASE

12.     INDEMNIFICATION AND INSURANCE

(a)     Indemnity. Subject to Section 11(e), each party shall indemnify and hold harmless the other from and against any and all claims, demands, liabilities, causes of action, suits, judgments and expenses (including attorneys’ fees) arising from or for injury to third persons or damage to property owned by third persons and caused by the negligence or intentional torts of the indemnifying party.

(b)     Tenant shall, at all times during the Term, carry at its own expense for the protection of Tenant, Landlord and Landlord’s management agent, as their interests may appear, one or more policies of commercial general liability insurance including bodily injury (including death), property damage, personal injury, tenants legal liability, including cross liability and severability of interest, blanket contractual, and contractors protective insurance, issued by one or more insurance companies with a rating by AM Best of A VIII or better and acceptable to Landlord, covering Tenant’s use, occupancy and operations of the Premises providing minimum coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $3,000,000 aggregate coverage. Such insurance policy or policies shall name Landlord, its mortgagee, agents and employees, as additional insureds and such insurance coverage amounts shall not be canceled or materially changed on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing such insurance. Tenant shall also provide Landlord with certificates evidencing workers’ compensation insurance coverages as required by law. Should Tenant fail to carry such insurance and furnish Landlord with copies of all such policies or certificates thereof after a request to do so, Landlord shall have the right to obtain such insurance upon thirty (30) days prior written notice to Tenant and collect the cost thereof from Tenant as Additional Rent. Within thirty (30) days of such written notice, Tenant shall provide Landlord with evidence of such adjustment. Tenant’s insurance coverages required hereby shall be deemed to be additional obligations of Tenant and shall not be a discharge or limitation of Tenant’s indemnity obligations contained in Paragraph 12(a) hereof.

(c)     Landlord shall, at all times during the Term, carry at its own expense for the protection of Landlord, Tenant and Tenant’s affiliates, as their interests may appear, and their respective directors, officers, employees, agents and invitees one or more policies of commercial general liability insurance including bodily injury (including death) property damage, personal injury, tenants legal liability, including cross liability and severability of interest, blanket contractual, and contractors protective insurance, issued by one or more insurance companies with a rating by AM Best of A VIII or better and acceptable to Tenant, covering Landlord’s ownership and operations providing of the Building providing coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $3,000,000 aggregate coverage. Such insurance policy or policies shall name Tenant, its affiliates, and their respective directors, officers, employees, agents and invitees, as additional insureds and shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to Tenant. Landlord shall furnish Tenant with certificates evidencing such insurance. Landlord’s insurance coverages required hereby shall be deemed to be additional obligations of Landlord and shall not be a discharge or limitation of Landlord’s indemnity obligations contained in Paragraph 12(a) hereof.

COMMERCIAL LEASE

13.     TAKING

(a)     Tenant’s Rights. If any part of the Project (including parking) is taken by right of eminent domain for a period exceeding ninety (90) days or conveyed in lieu thereof (a “Taking”), and such Taking prevents Tenant from conducting its business from the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after such Taking. Upon the occurrence of a Taking, Rent shall be abated on a proportionate basis as to that portion of the Premises rendered untenantable by the Taking from the first day of the Taking until such termination. If Tenant does not terminate this Lease, then Rent shall be abated on a proportionate basis as to that portion of the Premises rendered untenantable by the Taking. If a portion of the Premises or Building are subject to a Taking and such Taking does not prevent Tenant from conducting its business in a manner reasonably comparable to that conducted immediately before such Taking, the Lease shall remain in full force and effect and Rent shall be adjusted on a proportionate basis from the first day of the Taking.

(b)     Taking - Landlord’s Rights. If any material portion, but less than all, of the Project or related parking becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord’s Mortgagee, then this Lease, at the option of Landlord or Tenant, exercised by written notice to the other party within thirty (30) days after such Taking, shall terminate and Rent shall be adjusted on a proportionate basis from the first day of the Taking until such termination. If a partial Taking occurs and the Lease does not terminate, Rent shall be adjusted on a proportionate basis from the first day of the taking.

(c)     Award. If any Taking occurs, all proceeds shall belong to and be paid to Landlord, and Tenant shall not be entitled to any portion thereof except that Tenant shall have all rights permitted under the laws of the State of Texas to appear, claim and prove in proceedings relative to such taking (i) the value of any fixtures, furnishings, and other personal property which are taken but which under the terms of this Lease Tenant is permitted to remove at the end of the Term, (ii) the unamortized cost (such costs having been amortized on a straight-line basis over the Term excluding any renewal terms) of Tenant’s leasehold improvements which are taken that Tenant is not permitted to remove at the end of the Term and which were installed solely at Tenant’s expense (i.e., not made or paid for by Landlord from the Construction Allowance or otherwise), and (iii) relocation and moving expenses, but not the value of Tenant’s leasehold estate created by this Lease and only so long as such claims in no way diminish the award Landlord is entitled to from the condemning authority as provided hereunder.

14.     LIENS

(a)     If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record or bonded off within a reasonable time, not to exceed thirty (30) days after the date of filing thereof. If such lien is not discharged of record or bonded off within thirty (30) days after the date of filing thereof, Landlord may take all action reasonably necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly, upon notice, reimburse Landlord for all sums, costs and expenses (including reasonable attorneys’ fees and Landlord’s Costs) incurred by Landlord in connection with such lien.

COMMERCIAL LEASE

(b)     Landlord shall waive its statutory lien and any other supplemental lien(s) against Tenant’s personal property which is subject to financing or which is leased by Tenant.

15.     RENTAL, PERSONAL PROPERTY AND OTHER TAXES

(a)     Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as “taxes”), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant’s liability therefor is finally determined.

(b)     If any trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as Additional Rent for the amount of real property taxes shown on the appropriate county official’s records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

16.     ASSIGNMENT AND SUBLETTING

(a)     Transfers; Consent. Other than permitted transfers as described below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, (1) advertise that any portion of the Premises is available for lease (excluding the engagement of a real estate broker to market sublease space), (2) assign, transfer, or encumber this Lease or any estate or interest herein whether directly or by operation of law, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 16(a)(2) through 16(a)(6) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and general references sufficient to enable Landlord to determine the proposed transferee’s reputation and character. Landlord shall respond in writing to Tenant’s request for a Transfer within ten (10) business days of receipt of written request therefor. Landlord’s failure to respond within such 10 business day period, shall be a deemed acceptance of Tenant’s request for Transfer. Tenant shall reimburse Landlord for its attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer (not to exceed $250 per request). Landlord shall not unreasonably withhold, delay or condition its consent except that Landlord may withhold or condition its consent if it reasonably determines that the proposed transferee or its use (including not by limitation the number of employees, hours of operation, parking requirements, electrical or other Building system requirements, conflicts or competition with existing tenants) is unacceptable, would burden the Building, or are incompatible with the Building or its occupants. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon Tenant’s receipt of notice from Landlord to do so; however, Landlord shall not be obligated to accept separate Rent payments from any transferees and may require that all Rent be paid directly by Tenant.

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(i)     Permitted Transfers. Tenant shall be permitted, without the consent of Landlord, to periodically sublet portions of the Premises or to assign this Lease to any Affiliate of Tenant so long as the Premises continue to be used solely for the Permitted Use and the parking requirements of the subtenant or assignee are no greater than those of Tenant (such transfer being deemed a “Permitted Transfer”). As used herein, “Affiliate” shall mean any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Tenant, or any person or entity merging with Tenant, or acquiring the majority of the voting stock of Tenant, or acquiring all or substantially all of the assets of Tenant. As used herein “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of and policies of such controlled person or entity. Following any such assignment or subletting, Tenant shall remain primarily liable for all present and future obligations under this Lease, or if Tenant no longer exists because of a merger or acquisition, the surviving or acquiring entity shall expressly assume the obligations of Tenant hereunder. Tenant shall promptly notify Landlord in writing within ten (10) business days after such assignment or subletting.

(b)     Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half (1/2) of all rent received by Tenant for a Transfer (other than a Permitted Transfer) that exceeds the Rent allocable to the portion of the Premises covered thereby after Tenant has recovered from any such excess all costs associated with such assignment or subletting, (i.e. marketing, advertising and promotional costs, real estate commissions, legal fees and construction costs). Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) business days after receipt.

17.     SUBORDINATION OF LEASE TO MORTGAGES

(a)     Subordination. Subject to the condition set forth in the following sentence, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”). As a condition to such subordination, Landlord shall obtain from Landlord’s Mortgagee, both existing and future, and deliver to Tenant a non-disturbance agreement for the benefit of Tenant in a form reasonably acceptable to Tenant.

(b)     Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)     Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a period to perform Landlord’s obligations hereunder, which period shall equal the cure period applicable to Landlord hereunder.

COMMERCIAL LEASE

18.     DEFAULTS AND REMEDIES

(a)     Each of the following occurrences shall constitute an “Event of Default” by Tenant:

(i)     Tenant’s failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due, and such failure continues for five (5) business days after written notice thereof is received by Tenant from Landlord; however, if Landlord has given Tenant such notice during the preceding twelve (12) month period for failure to timely pay any regularly scheduled installments of Rent (e.g., Basic Rental, Tenant’s share of Excess, Tenant’s Proportionate Share of Electrical Costs, and similar Rent payments), then Landlord’s obligation to give written notice with respect to regularly scheduled installments of Rent shall not apply until twelve (12) months has passed since the last such notice was given, and in the interim, failure to pay any regularly scheduled installments of Rent within five (5) business days of the date due shall be an Event of Default without Landlord having first given such notice;

(ii)     Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building), and such failure continues for thirty (30) days after written notice thereof is received by Tenant from Landlord; provided, that if the failure is reasonably capable of cure but cannot be reasonably be cured within said thirty (30) days, then such failure shall not constitute an Event of Default if Tenant has commenced curing the failure;

(iii)     The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 18(iii), any guarantor of the Tenant’s obligations hereunder) (A) in any bankruptcy or other insolvency proceeding; (B) seeking any relief under any state or federal debtor relief law; (C) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (D) for the reorganization or modification of Tenant’s capital structure; and provided that in the case of any of the foregoing which is filed against Tenant, the same is not dismissed (or its dismissal pending) within ninety (90) days after it is filed;

(iv)     The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

(b)     Landlord’s Remedies. Upon any Event of Default by Tenant, Landlord may, subject to any judicial process and notice to the extent required by Title 4, Chapter 24 of the Texas Property Code, as may be amended, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(i)     Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all Rent accrued hereunder through the date of termination, (B) all amounts due under Section 18(a)(i), and (C) an amount equal to (1) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (2) the then present fair rental value of the Premises for such period, similarly discounted; or

(ii)     Terminate Tenant’s right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all Rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 18(a)(i), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of , the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Re-entry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18(b)(ii). If Landlord elects to proceed under this Section 18(b)(ii), it may at any time elect to terminate this Lease under Section 18(a)(i).

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(iii)     Notwithstanding anything to the contrary herein, Tenant shall not be deemed to have waived any requirements of Landlord to mitigate damages upon an Event of Default as required by law.

(c)     Tenant’s Remedies.

(i)     Notice and Cure. Except as otherwise set forth in this Lease, including in Paragraph 8(b)(1), if Landlord should fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall diligently pursue such remedy until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord and Landlord’s Mortgagee, then, in any such event Tenant shall have the right (but no obligation) to cure the default, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing said default. Tenant specifically agrees that Landlord’s Mortgagee may enter the Premises upon reasonable notice to Tenant to cure any such default and that the cure of any default by Landlord’s Mortgagee shall be deemed a cure by Landlord under this Lease.

(ii)     Set-off. If Tenant obtains a judgment against Landlord or any assignee for any default by Landlord under this Lease and (A) Tenant provided Landlord’s Mortgagee notice and opportunity to cure as described in Section 17(c) and Section 18(c)(i) above, (B) said judgment is final and all rights of appeal have been exercised or have expired, and (C) such judgment remains unsatisfied upon thirty (30) days written notice thereof to Landlord’s Mortgagee, Tenant may set off such judgment against Rent until such judgment amounts are fully satisfied.

(d)     Payment. Upon any Event of Default by Tenant, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney’s fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) reasonably repairing, restoring, altering, remodeling, or otherwise putting the Premises into a reasonably marketable condition, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

(e)     No Waiver. Acceptance or payment of Rent following any Event of Default shall not waive any rights regarding such Event of Default unless such is mutually agreed upon by the parties in writing in settlement of the Event of Default. No waiver by any party of any violation or breach of any of the terms contained herein shall waive any rights regarding any future violation of such term or violation of any other term.

COMMERCIAL LEASE

19.     ACCESS TO THE PREMISES

Subject to Tenant’s reasonable security procedures, and provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, and upon reasonable advance notice provided by Landlord to Tenant (except in case of emergency), Landlord shall have the following rights:

(a)     to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities (Landlord shall use reasonable efforts to complete any work requiring the suspension of Building services and facilities during off-business hours when reasonably and commercially practicable to do so); and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)     to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all items entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c)     after giving Tenant not less than thirty (30) days’ prior written notice, to change the name by which the Building is designated; and

(d)     subject to Tenant’s security procedures, upon reasonable advance notice, to enter the Premises during Tenant’s regular business hours (or at any time when accompanied by a representative of Tenant) to show the Premises to prospective purchasers, lenders, or, during the last six (6) months of the term of the Lease, prospective tenants.

Notwithstanding anything hereinabove to the contrary, except in the event of an emergency, “Tenant’s Security Procedures”, described below, shall be honored by Landlord, its employees, invitees, contractors, agent and guests: (i) Landlord shall give Tenant 2 hours written notice delivered by facsimile or e-mail during normal business hours; (ii) which notice shall state the names of the visitors and the purpose and proposed duration of the visit; (iii) except in cases of imminent danger to persons or property, Landlord shall not have access to the software development area, the data center, computer room, or engineering lab; and (iv) in all events (except emergencies) Landlord and its visitors must and shall be escorted by a duly authorized representative of Tenant.

COMMERCIAL LEASE

20.     RENEWAL; EXPANSION; TERMINATION; SURRENDER

(a)     Renewal Option. (1)      Tenant shall have two (2) five-(5) year options to renew its Lease at the then prevailing market rate for similar class buildings in the area. Tenant shall provide at least nine (9) months prior written notice of lease expiration of its intent to renew.

(2)     Tenant’s renewal terms shall include typical market concessions such as a Tenant Improvement Allowance, Rental Abatements, and Brokerage Commissions as would be commensurate in similar class buildings in the area for tenants of similar size, credit and length of term.

(3)      Should Tenant and Landlord disagree on the prevailing market rental rate and concessions and cannot reach agreement as to what constitutes prevailing market rate and concessions, then Landlord and Tenant will jointly seek resolution through an MAI Appraisal or Tri-party Brokerage process to determine such rates and concessions.

(4)      Tenant, at Tenant’s sole option, shall have the right to renew all or any portion of the Premises, providing the space that Tenant vacates will leave Landlord a space of adequate size to lease to a third party prospective tenant(s).

(b)     Expansion Option(s). (1) Tenant shall have an “ongoing” Right of First Refusal (“ROFR”) on any remaining square footage located adjacent to the Premises. The “ongoing” nature of the ROFR extends from the primary Term to any renewal or extension term and will be subject to any existing rights or options at the time the Lease is executed by Tenant.

(2)      Upon exercise of Tenant’s ROFR or other expansion, Landlord and Tenant shall move expeditiously toward occupancy and base rent shall not commence until the tenant improvements are substantially complete, tenant make-ready work (i.e., cabling, furniture installation, etc.) is done, and Tenant takes occupancy.

(3) Any ROFR space taken shall be coterminous with the current lease term (primary, renewal or extension) so long as Tenant has at least five (5) years remaining on the lease term.

(c)     Termination Option(s). (1) Tenant shall have the right to terminate the Lease as of the end of the 6th Calendar Year of the Lease Term – upon nine (9) months prior written notice. Upon delivery of the notice, Tenant shall pay all of the unamortized cost (at the annual rate of 8%) associated with the Lease (as set forth below) as of the termination date – plus five (5) months of the Monthly Base Rent then due and payable at the time of the termination notice.

COMMERCIAL LEASE

(2)     Amortized Landlord lease costs shall not include any free rent or other concessions that Landlord grants to Tenant.

(3)      The amortization calculation shall include all costs associated with planning and construction of improvements to the Premises, leasing and legal fees associated with the transaction amortized at 8% annually.

(d)     Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, non-movable improvements, and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for casualty loss or for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant’s expense, which shall be payable upon demand. Upon such expiration or termination, Tenant’s trade fixtures, furniture, and equipment shall remain Tenant’s property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease, Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed. All such repairs must be completed by Tenant within thirty (30) days. Any of Tenant’s trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be removed and/or destroyed at Tenant’s expense.

21.     HOLDING OVER

Tenant shall have the right to Holdover for a period of up to three (3) months following the expiration of the Primary Lease Term, or any extension thereof, at the same Base Rental Rate in effect during the last month of the Lease Term with six (6) months prior notice to Landlord. Thereafter the Holdover rent will be at 150% of the Base Rental Rate in effect during the last month of the Lease Term. Tenant shall not be liable for any damages during the permitted Holdover term. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

22.     QUIET ENJOYMENT

If and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall, at all times during the Term hereof, have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

COMMERCIAL LEASE

23.     NOTICE AND PLACE OF PAYMENT

(a)     All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to the address specified below, or at any other address within the United States as Landlord may specify from time to time by written notice given to Tenant.

(b)     All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address specified below, or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

(c)     Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and mailed by Overnight Delivery, Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand or request at the address specified below, or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand or request shall be deemed to have been given as of the date it was so delivered or mailed.

Landlord:

Denley Investment and Management Company

5550 LBJ Freeway, Suite 300

Dallas, Texas 75240

With a copy to (which shall not serve as Notice):

Lloyd Ward & Associates, PC

Attn: Lloyd E. Ward

12655 North Central Expressway, Suite 1000

Dallas, Texas 75243

Tenant: Prior to the Commencement Date: 2901 North Dallas Parkway, Suite 200 Plano, Texas 75093 After the Commencement Date: 4240 International Parkway, Suite 105 Carrollton, Texas 75007

24.     MISCELLANEOUS GENERAL PROVISIONS

(a)     Estoppel Certificates. From time to time, either Landlord or Tenant shall furnish, within ten (10) business days after request therefor, a signed certificate confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request.

(b)     Broker. Tenant covenants, warrants and represents that no broker except Daniel Rudd of Colliers International (“Broker”) was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including without limitation attorneys’ fees and expenses arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and Broker.

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(c)     Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Texas.

(d)     Entire Agreement. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

(e)     Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord’s covenants under this Lease only during and in respect of their successive periods as Landlord during the Term of this Lease.

(f)     Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

(g)     No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant’s business on the Premises or otherwise.

(h)     Headings; Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

(i)     Waiver of Jury Trial. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

(j)     Requirement of Identification. Landlord, or its contractor(s), may require all persons entering or leaving the Building or Project during such hours as Landlord may reasonably determine, to identify themselves by registration or otherwise, and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises, Project or Building.

(k)     Reserved Areas, Light and Air. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant’s exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floorcovering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

COMMERCIAL LEASE

(l)     Limitation of Landlord’s Personal Liability; Limitation of Tenant’s Recourse. Tenant is granted no contractual right of termination by this Lease. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment, and as such, it being agreed and understood that Landlord’s officers, partners, members, shareholders, agents and employees shall never be personally liable for any such judgment and Tenant further agrees that Landlord’s officers, partners, members, shareholders, agents and employees shall not be liable for any deficiency.

(m)     Time of Essence. Time is of the essence of this Lease and each of its provisions.

(n)     Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

(o)     Construction. The parties (i.e., Landlord and Tenant) hereto hereby acknowledge and agree that (i) each party hereto is of equal bargaining strength, (ii) each such party has actively participated in the drafting, preparation and negotiation of this Lease, (iii) each such party has consulted with such party’s own, independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Lease, (iv) each such party and such party’s counsel and advisors have reviewed this Lease, (v) each such party has agreed to enter into this Lease following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Lease, or any portions hereof, or any amendments hereto.

(p)     Tenant Requests. If during the Lease Term, as the same may be extended from time to time, Tenant requests any modifications and/or amendments to the Lease in order to document the provision of materials or services which shall be provided exclusively to Tenant (which Landlord is willing to agree to as evidenced by a written agreement signed by both parties), Tenant, by execution of this Lease, agrees and consents that it shall be solely responsible for Landlord’s reasonable attorneys’ fees incurred in the review and/or production of any document necessary to accommodate Tenant’s specific request (not to exceed $250 in any single instance).

(q)     NO REPRESENTATIONS. LANDLORD AND LANDLORD’S AGENTS HAVE MADE NO WARRANTIES, REPRESENTATIONS OR PROMISES (EXPRESS OR IMPLIED) WITH RESPECT TO THE PREMISES, THE BUILDING OR ANY OTHER PART OF THE PROJECT (INCLUDING, WITHOUT LIMITATION, THE CONDITION, USE OR SUITABILITY OF THE PREMISES, THE BUILDING OR THE PROJECT), EXCEPT AS HEREIN EXPRESSLY SET FORTH AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE.

(r)     Tenant Financials. Tenant shall not be required to provide any letters of credit or any other credit enhancement vehicles.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOW.]

COMMERCIAL LEASE

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

Denley Investment and Management Company, Inc.

/s/ David Bolour

By: David Bolour

Its: Vice President

TENANT:

Interphase Corporation

/s/ Thomas N. Tipton, Jr.

By:     Tom Tipton

Its:     CFO, VP of Finance

EXHIBITS

A)     Legal Description

B)     Premises Space Plan

C)     Initial Improvement

COMMERCIAL LEASE

EXHIBIT A

Legal Description

Lot1, Block 1, CMC International Parkway Addition, an Addition to the City of Carrollton, Texas, according to the plat thereof recorded in Cabinet A, Page 257 of the real property records of Denton County, Texas and being out of J. Meyers Survey, Abstract No. 822, Denton County, Texas, City of Carrollton File no. 12-00ADP1

COMMERCIAL LEASE

EXHIBIT B

Premises Space Plan

NEW AVAILABLE SPACE
1B
1/64" = 1'-0"
MFG – EXISTING / FUTURE
1D
1/32" = 1'-0"
EXPANDED MFG REQUIREMENT
4C
1/32" = 1'-0"
EXISTING OFFICE ALLOCATION
4D
1/32" = 1'-0"
EXISTING LUNA ROAD
7C
1/32" = 1'-0"
EXISTING DALLAS PKWY
7D
1/16" = 1'-0"
MFG 22,307.3 USF
OFFICE 21,066.5 USF
TOTAL 43,373.8 USF
TEST FIT
1H
1/16" = 1'-0"
INTERPHASE TEST FIT #1
4240 INTERNATIONAL PARKWAY
CARROLLTON, TEXAS
A-1

COMMERCIAL LEASE

EXHIBIT C

Initial Improvement

ARTICLE 1

DEFINITIONS

The terms defined in Article 1 of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and in addition to the terms defined herein, the definitions in the Basic Lease Information and otherwise in this lease shall also apply to this Exhibit C.

1.01.     “Base Premises Condition” shall mean the “as-is” condition of the Premises subject to the terms and conditions of this Lease on the date of execution of this Lease completed with the following improvements, all of which improvements have been previously completed in the Premises: (a) broom clean floors throughout the Premises; and (b) men’s and ladies’ restroom facilities.

1.02.     “Landlord’s Manager” shall be the person or persons or entity designated by Landlord from time-to-time in connection with the construction of the Leasehold Improvements. The initial Landlord’s Manager is Neli Coronado.

1.03.      “Leasehold Improvements” shall mean the leasehold improvements to be completed in the Premises.

1.04.      “Tenant’s Contractor” means the person or firm from time to time selected and paid by Tenant (and approved by Landlord, which approval shall not be unreasonably withheld, delayed or denied) to construct and install the Leasehold Improvements in the Premises.

1.05.     “Tenant’s Manager” shall be the person or entity designated by Tenant from time-to-time in connection with the construction of the Leasehold Improvements. The initial Tenant’s Manager is Howard Templin of Colliers International; (214-217-9362).

1.06.     “Tenant’s Work” means the work which is supplied, installed, and finished by Tenant’s Contractor, at Tenant’s cost, to complete any Leasehold Improvements to the Premises. Tenant’s Work shall also include the costs of Tenant’s design firms, including but not limited to architect, interior designer, design consultant and engineers, and Tenant’s Manager’s services.

1.07.      “Tenant Reimbursement Submission” means a written request by Tenant no more than once per month, for reimbursement from the Tenant Improvement Allowances of costs incurred by Tenant for Tenant’s Work. For every payment request other than a final payment request, the Tenant Reimbursement Submission shall be certified as true and correct by Tenant and Tenant’s Contractor, and accompanied by (a) invoices or receipts for the costs which are the subject of such request, (b) a schedule of values for the Tenant’s Work showing the amount of costs incurred for the various portions of the Tenant’s Work, (c) partial lien waivers and releases from the Tenant’s Contractor and all other associated subcontractors and/or suppliers, and (d) certification to Landlord from Tenant’s architect, in a form reasonably acceptable to Landlord (i) that the portion of Tenant’s Work covered by the Tenant Reimbursement Submission is complete in substantial accordance with the approved Plans and Specifications, and (ii) certifying the estimated remaining cost to complete the Tenant’s Work. Landlord shall reimburse Tenant for such Tenant’s Work from the Tenant Improvement Allowances within forty five (45) days after receipt of the Tenant Reimbursement Submission. For the final payment request, in addition to the items set forth in (a)-(d) above, the Tenant Reimbursement Submission shall be accompanied by (e) a copy of the Certificate(s) of Occupancy for all of the Premises, (f) a copy of accurate “record drawings” (as defined by the American Institute of Architects) showing the Tenant’s Work in an AutoCAD format or other format reasonably acceptable to Landlord that is not “read only”, and (g) final lien waivers and releases from the Tenant’s Contractor and all other associated subcontractors and/or suppliers.

COMMERCIAL LEASE

1.08. “Landlord Delay” shall mean a delay of one (1) day for each day (a) Landlord, or Landlord’s agents, contractors, employees, or representatives is in violation of a term of this Lease to be performed by Landlord and which as a result delays or prohibits Tenant from completing an obligation of Tenant under this Lease (including, but not limited to, Landlord’s unreasonable failure to grant its consent in a timely manner where Landlord is required to be reasonable in its approval), and (b) beyond the expiration of the Landlord Plan Review Period that Landlord has failed to approve or disapprove the Preliminary Plans and Specifications as provided in Section 2.01 below.

ARTICLE 2

COMPLETION OF PREMISES

2.01.     After the execution of this Lease, Tenant, at Tenant’s expense, shall provide to Landlord for approval by Landlord and Landlord’s Space Planner, the architectural construction plans with detailed specifications and finish schedules, the mechanical, electrical and plumbing construction plans with detailed specifications, and the structural design plans with detailed specifications (collectively the “Preliminary Plans and Specifications”). The Preliminary Plans and Specifications and the final Plans and Specifications (as defined below) shall be prepared by architects and/or engineers licensed in the State of Texas and in full compliance with all applicable Laws.

Within ten (10) days (“Landlord Plan Review Period”) after Landlord’s receipt of the Preliminary Plans and Specifications Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves the Preliminary Plans and Specifications, which approval shall not be unreasonably withheld or delayed if the proposed work is consistent with the quality of construction and finish of the Building and consistent with good engineering standards and practices commensurate with the Building, otherwise, and including in the case of any of the Preliminary Plans and Specifications that show a connection to or an adverse effect on a Central System (defined as “Fire Panel and Fire Sprinkler System”) then Landlord’s approval may be denied in Landlord’s sole and absolute discretion (provided that Landlord shall not act in an arbitrary or capricious manner). If Landlord disapproves of any item, it shall also specify when it informs Tenant of any disapproval how any such disapproved item may be modified in order to be acceptable to Landlord as provided above; provided, however, notwithstanding the ten day deadline mentioned above, Landlord agrees to use commercially reasonable efforts to provide its approval as to the Preliminary Plans and Specifications as soon as reasonably possible (but without any liability or penalty for failure to do so), including by providing “partial” approval as to portions of the submitted Preliminary Plans and Specifications. Landlord’s approval of the Preliminary Plans and Specifications, and any changes thereto, or any changes requested by Landlord, for Tenant’s Work shall impose no responsibility or liability on Landlord for their completeness, design sufficiency, or compliance with all applicable laws, rules and regulations of governmental agencies or authorities. Accordingly, Landlord does not guarantee or warrant that the final Plans and Specifications will comply with applicable Laws, be free from errors or omissions, or result in construction of a safe place of habitation, nor that the Tenant’s Work will be free from defects or unsafe conditions, and Landlord will have no liability therefor. If Landlord fails to expressly disapprove the Preliminary Plans and Specifications (or any portion thereof) within the Landlord Plan Review Period, then Landlord shall be deemed to have approved the Preliminary Plans and Specifications. If Landlord disapproves any portion of the Preliminary Plans and Specifications, Landlord shall deliver to Tenant a written notice in reasonable detail with each of Landlord’s disapproved items explaining why such item was not approved and explaining how the disapproved item may be modified in order to be acceptable to Landlord as provided above and Landlord and Tenant shall thereafter proceed with reasonable diligence to revise the Preliminary Plans and Specifications for Landlord’s subsequent approval as provided above. The Preliminary Plans and Specifications if approved by Landlord, or the Preliminary Plans and Specifications as revised and subsequently approved by Landlord, are referred to herein as the “Plans and Specifications”.

COMMERCIAL LEASE

2.02.     (a) Unless otherwise agreed to in writing by Landlord and Tenant, all Tenant’s Work involved in the construction and installation of the Leasehold Improvements shall be carried out by Tenant’s Contractor pursuant to a contract between Tenant and the Tenant’s Contractor, and shall be performed in a good and workmanlike manner. Such contract shall, among other things, expressly provide that Landlord has no liability for payment of any amount to Tenant’s Contractor, and that Tenant’s Contractor recognizes and agrees it is contracted by Tenant and not Landlord and has no right to file any mechanic’s lien on the Project. The Tenant’s Contractor shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed and shall be deemed given unless Landlord has delivered to Tenant a written notice of disapproval within three (3) Business Days following receipt by Landlord of the name of a proposed Tenant’s Contractor (and reasonably detailed information on such contractor if requested by Landlord). Tenant agrees to pay, promptly upon being billed therefor, the cost (labor and materials) of all Tenant’s Work, subject to Tenant’s right to contest in good faith any bills it determines are inappropriate. Notwithstanding the foregoing, and regardless of any contest by Tenant of any bills, Tenant shall not permit any liens to be filed against the Premises or Building. If such a lien is filed, it shall not constitute a breach under this Lease so long as Tenant shall promptly remove any such lien.

(b) Not more frequently than monthly Tenant may submit to Landlord a Tenant Reimbursement Submission. If Landlord fails to deliver to Tenant a notice (“Landlord Objection Notice”) setting forth any reasonable reasons for Landlord’s disapproval within ten (10) days following submission of a complete Tenant Reimbursement Submission, Landlord shall be deemed to have approved the Tenant Reimbursement Submission. If Landlord delivers a Landlord Objection Notice then Landlord shall have no obligation to make any payment to Tenant of any disputed amount set forth in the Landlord Objection Notice until Tenant shall have satisfied Landlord’s reasonable objections. Landlord shall remit to Tenant the amount that is not disputed by Landlord to be due to Tenant not later than twenty (20) days following the date of approval or deemed approval of the Tenant Reimbursement Submission (or particular items) and all supporting documentation, or if Landlord has delivered a Landlord Objection Notice then within twenty (20) days following Tenant’s reasonable satisfaction of Landlord’s Objections (such twentieth (20th) day being the “Landlord Payment Date”). If Landlord fails to make any payment not reasonably disputed by Landlord to be due to Tenant, or otherwise agreed by Landlord to be due to Tenant, by the Landlord Payment Date, then Tenant shall have the Offset Right described below.

COMMERCIAL LEASE

2.03.     If there are any changes in the Leasehold Improvements caused by Tenant from the work as reflected in the final Plans and Specifications, each such change must receive the prior written approval of the Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

2.04.     All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes, requirements of governmental laws, including the Americans with Disabilities Act, as amended, and the Texas Architectural Barriers Act, as amended (collectively, the “ADA”), and the requirements of any authority having jurisdiction over, or with respect to, such work; provided, however, that Tenant shall have no liability for any such non-conformity of any portion of the Building, other than the Premises, with Landlord responsible for compliance (or obtaining an unconditional waiver from compliance by the applicable governmental authority with jurisdiction, or if conditional, Landlord has satisfied all conditions) for other portions of the Building.

2.05.     Tenant acknowledges that the Premises, and the existing leasehold improvements, are delivered to Tenant, and accepted by Tenant, in Base Premises Condition.

ARTICLE 3

TENANT IMPROVEMENT ALLOWANCE

3.01.     Pursuant to Paragraph 5(a) of the Lease, Landlord hereby grants Tenant for use during the Term of the Agreement an allowance equal to $14.00 per square foot of the useable area of the Premises (“Tenant Improvement Allowance”) for application by Tenant against the costs of Tenant’s Work for the Premises and all costs and expenses enumerated in Paragraph 5(b) of the Lease. Additionally, Tenant shall have the availability of an additional $1.50 per useable square foot Contingency Tenant Improvement Allowance provided by the Landlord for Tenant to draw against for Tenant’s use which shall be amortized at eight (8%) percent annualized interest rate over the term of the Lease and added to the monthly payment Tenant remits to Landlord, unless Tenant elects to repay such Contingency Tenant Improvement Allowance sooner. Together the Tenant Improvement Allowance and the Contingency Tenant Improvement Allowance shall be the “Tenant Improvement Allowances”.

In the event that the full amount of the Tenant Improvement Allowances are not expended, Tenant may not apply any remaining monies against Base Rent, Additional Rent or any other charges due under the Lease. However, any unused portion of the Tenant Improvement Allowances may be used by Tenant for further improvements and/or repairs to the Premises and/or repair and/or replacement of mechanical systems servicing the Premises during the first seven (7) years of the Term.

Notwithstanding anything to the contrary herein, Landlord agrees that upon written request from Tenant, except as provided below, Tenant may use the Tenant Improvement Allowances (or the remaining balance thereof at date of request) to reimburse Tenant for all costs and expenses enumerated in Paragraph 5(b) of the Lease. As used herein, the term “Substantial Completion” means that Tenant’s Work has been completed substantially in accordance with the Plans and Specifications, excluding minor-punchlist items, a final Certificate(s) of Occupancy have been obtained for all of the Premises (or could have been issued for the Premises), and that the Premises are capable of being occupied for the purposes described in this Lease.

Notwithstanding any other provision in this Lease or under applicable law to the contrary, and without consent of Landlord Mortgagee, Tenant shall have a right of offset (“Offset Right”) against the payment of Rent as set forth in this paragraph. Notwithstanding any other provision in this Lease or applicable law, if Landlord fails to pay to Tenant any portion of the Tenant Improvement Allowances as requested by and due to Tenant (the unpaid amount being the “Landlord Unpaid Amount”) for Tenant’s Work provided in Paragraph 2.02(b) above by the Landlord Payment Date, then so long as no Event of Default by Tenant has occurred and is continuing, Tenant may deduct from the next occurring payment(s) of Rent one hundred percent (100%) of the Landlord Unpaid Amount, plus interest on the unreimbursed portion from time to time of the Landlord Unpaid Amount at eighteen percent (18%) per annum from the Landlord Payment Date until fully offset. In addition to the Offset Right for any Landlord Unpaid Amount, and also notwithstanding any provision in this Lease or under applicable law to the contrary, if Landlord defaults in the payment of any commissions to Tenant’s Broker and such default is not cured within (i) thirty (30) days following written notice from Tenant to Landlord of such default, and (ii) a second notice from Tenant to Landlord after Landlord’s failure to cure the payment default within the aforementioned thirty-day period, notifying Landlord of: (y) the continuation of such default by Landlord and (z) Tenant’s intention to pay the non-paid commission to Tenant’s Broker within a period of time no less than fifteen (15) days after Tenant’s delivery of this “second” notice to Landlord, then Tenant, upon written notice to Landlord together with reasonable evidence of the amount of such payment, so long as no Event of Default by Tenant has occurred and is continuing, may make the payment to Tenant’s Broker, as applicable, of the unpaid commission so owed and deduct from the next occurring payment(s) of Rent one hundred percent (100%) of the amount of such commission which was due to Tenant’s Broker which was unpaid by Landlord, plus interest on such payments made by Tenant to Tenant’s Broker at eighteen percent (18%) per annum until fully offset; provided, however, Landlord and Tenant acknowledge and agree that notwithstanding Tenant’s payment of such commissions and subsequent offsetting of same, Landlord retains all rights against Tenant’s Broker to attempt to recover any portions of the commissions improperly paid to such Brokers; provided, however, Landlord hereby releases Tenant from any and all liability related thereto.

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